Exhibit 99.1

Company Contacts:	Investor Relations:

Cameron Way	Scott Liolios or Matt Glover
Chief Financial Officer	Liolios Group, Inc.
Tel 206-373-9034	Tel 949-574-3860
cway@onvia.com	info@liolios.com

Onvia Reports First Quarter 2010 Results

Revenue Up 19% in Q1 to $7.0 Million, Driving Third Consecutive Profitable Quarter

SEATTLE, WA — May 6, 2010 — Onvia, Inc. (NASDAQ: ONVI), a leading provider of comprehensive government business market intelligence, reported financial results for the first quarter ended March 31, 2010.

Q1 2010 Highlights

•	Revenue up 19% to $7.0 million vs. Q1 2009

•	Gross margin increased 6% over Q1 2009 to 85%

•	EBITDA of $693,000 vs. EBITDA loss of $120,000 in Q1 2009

•	Net income of $17,000 – third consecutive profitable quarter

•	Annual Contract Value (ACV) up 17% to $24.4 million vs. Q1 2009

Q1 2010 Operational Performance Summary

	Q1 10	Q4 09	Change %	Q1 09	Change %
Annual Contract Value (ACV) (in millions)	$24.4	$24.1	1%	$20.9	17%
Total Clients	7,800	8,100	-4%	8,500	-8%
Total Clients (excluding entry level Metro)	7,500	7,700	-3%	8,000	-6%
Annual Contract Value per Client (ACVC)	$3,119	$2,974	5%	$2,448	27%
Quarterly Contract Value per Client (QCVC)	$3,259	$3,141	4%	$2,647	23%

First Quarter Results

Revenue for the first quarter of 2010 increased 1% to $7.0 million from $6.9 million in the previous quarter and increased 19% from $5.9 million in the same year-ago period.

The improvement in revenue was due primarily to the continued growth in Annual Contract Value (ACV). ACV represents the aggregate annual revenue value of the company’s subscription contracts. ACV increased 1% to $24.4 million from $24.1 million in the previous quarter, and increased 17% from $20.9 million in the same year-ago quarter (for more information about ACV, see “About Annual Contract Value (ACV) and Quarterly Contract Value per Client (QCVC),” below).

A significant driver of ACV is Annual Contract Value per Client (ACVC), which increased 5% to an average of $3,119 per client from the previous quarter and increased 27% from the first quarter of 2009. ACVC improved in the first quarter, in part by targeting higher value clients and emphasizing higher value database products.

At the end of the quarter, the company’s total client base excluding the entry-level metropolitan product decreased 3% to 7,500 from 7,700 in the previous quarter and decreased 6% from 8,000 in the same year-ago period. The sequential and year-over-year quarter decrease in the customer base is primarily attributed to a decline in the company’s client retention rates of first year, smaller clients.

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Operating expenses in the quarter increased 3% to $5.9 million from $5.8 million in the previous quarter and increased 12% from $5.3 million in the same year-ago quarter. Sales and marketing expenses increased as a result of the company’s planned investment in product development and marketing activities, and severance costs resulting from the reorganization of the company’s sales force. Amortization and depreciation increased $295,000 over the prior year due to the release of the company’s new database platform in the fourth quarter of 2009 and release of the content management tool in the first quarter of 2010.

For the first quarter of 2010, net income was $17,000 versus net income of $115,000 in the previous quarter, and a net loss of $631,000 in the first quarter of 2009. Net income included severance costs offset by the expense reversal of forfeited stock options in the net amount of $58,000 related to Onvia’s sales reorganization.

EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization, including non-cash stock-based compensation) for the quarter was $693,000 compared to $888,000 in the previous quarter, and a loss of $120,000 in the same year-ago period (see discussion about the presentation of EBITDA, a non-GAAP term, below). EBITDA included severance costs of $152,000 relating to the reorganization of the company’s sales team.

Cash, cash equivalents and short-term investments totaled $13.3 million at March 31, 2010, versus $14.3 million at the end of 2009. The decrease in cash was due, in part, to the payment of 2009 executive incentive compensation, lower client retention rates, timing of cash receipts, the purchase of hardware to support the company’s expanding proprietary database, and development costs related to Onvia’s new product launch planned in the second quarter.

Management Commentary

“The first quarter marked our third sequential quarter of profitability,” said Mike Pickett, Onvia’s chairman and CEO. “While our year-over-year revenue and EBITDA results were strong, our sequential quarter performance slowed due to lower client retention rates, particularly with first-year clients. A year ago, optimism for the American Recovery and Reinvestment Act (ARRA) created demand for public sector information, which included many small companies that were new to this marketplace. We believe many of these first year clients were testing the public sector as a potential market and did not renew, which contributed to the quarter’s decline in retention rates.

“We continue to move our focus toward the medium to large business segments. During the quarter, we reorganized key sales leadership positions and upgraded the expectations for our sales force, aggressively recruiting more experienced sales representatives to replace lower achieving team members. We also realigned our sales representatives to these higher value segments. As we execute this strategy, we expect ACVC will be a measure of this strategy’s success.

“By the end of the second quarter, we plan to launch our first new product since 2008. This new solution is directed at the medium to large business segments, and will provide earlier and improved visibility into the future spending plans of government agencies. By releasing higher value products and investing in targeted sales and marketing programs, we expect to increase our revenue from this higher margin, higher retention marketplace, and thereby drive future growth and profitability.”

Conference Call

Onvia will hold a conference call later today (May 6, 2010) to discuss these first quarter financial results. CEO Mike Pickett and CFO Cameron Way will host the call starting at 4:30 p.m. Eastern time. A question and answer session will follow management’s presentation.

To participate in the call, dial the appropriate number 5-10 minutes prior to the start time, request the Onvia conference call and provide the conference ID:

Date: Thursday, May 6, 2010

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Dial-In Number: 1-800-862-9098

International: 1-785-424-1051

Conference ID#: 7ONVIA

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The conference call will be broadcast simultaneously and available for replay via the investor section of the company’s Website at www.onvia.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact the Liolios Group at 949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day and until June 6, 2010:

Toll-free replay number: 1-800-839-3613

International replay number: 1-402-220-2973

(No passcode required)

Use of Non-GAAP Financial Information

EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to net income, operating income or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of the company’s liquidity. Onvia defines EBITDA as net income/(loss) before interest expense and other non-cash financing costs; taxes; depreciation; amortization; and non-cash stock-based compensation. Other companies (including the company’s competitors) may define EBITDA differently. The company presents EBITDA because it believes it to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in a similar industry. Management also uses this information internally for forecasting and budgeting. It may not be indicative of the historical operating results of Onvia nor is it intended to be predictive of potential future results. Investors should not consider EBITDA in isolation or as a substitute for analysis of results as reported under GAAP. See “Reconciliation of GAAP Income (Loss) to EBITDA (Loss)” below for further information on this non-GAAP measure and reconciliation of GAAP Income (Loss) to EBITDA (Loss) for the periods indicated.

Onvia, Inc.

Reconciliation of GAAP Income (Loss) to EBITDA (Loss)

(in thousands)

(unaudited)

	Three Months Ended
	March 31, 2010	December 31, 2009	March 31, 2009
GAAP net income (loss)	$17	$115	$(631)
Reconciling items from GAAP to EBITDA (loss)
Interest income, net	16	26	2
Taxes	—	—	—
Depreciation and amortization	689	583	394
Amortization of stock-based compensation	(29)	164	115

EBITDA (loss)	$693	$888	$(120)

About Annual Contract Value (ACV) and Quarterly Contract Value per Client (QCVC)

The company also supplements its financial statements in this release and in its annual report on Form 10-K and quarterly reports on Form 10-Q with a calculation of Annual Contract Value, or ACV, which represents the annualized aggregate revenue value of all subscription contracts as of the end of the quarter. ACV is driven by Annual Contract Value per Client (ACVC) and growth in the number of clients. Most of the company’s revenues are generated from subscription contracts, which are typically prepaid and have a minimum term of

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one year, with revenues recognized ratably over the term of the subscription. The company also receives revenues from multi-year content reseller licenses, management reports, document download services, and list rental services, which are not included in the calculation of ACV. ACV is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to revenue or any other financial measures so calculated. Management uses this information as a basis for planning and forecasting core business activity for future periods and believes it is useful in understanding the results of its operations. Quarterly Contract Value per Client (QCVC) is similar to ACVC, but represents the average annual contract value of all new and renewing client transactions signed during the quarter only.

Forward-Looking Statements

This release contains “forward- looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believe,” “intend,” “plan,” “expect,” and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements the company made regarding its 2010 new product launch plan and plan to increase penetration into the larger business segment. These statements are based on management’s current expectations and beliefs and, because such statements relate to the future, are subject to risks and uncertainties that are difficult to predict. The company’s actual results may differ materially from those contemplated by the forward-looking statements in this release and we caution you against relying on any of these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: Onvia’s investments in sales and marketing, technology infrastructure, product development and content collection and sourcing fail to improve sales penetration and client retention rates; Onvia’s technology fails to handle the increased demands on its infrastructure caused by increasing network traffic and the volume of aggregated data; disruptions with Onvia’s outsourcing relationships fail to decrease incremental expense and delays product delivery schedules; client adoption of new and higher valued products is slower than expected; and Onvia fails to increase the number of clients and/or Annual Contract Value. Additional information on factors that may impact these forward-looking statements can be found in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections in the company’s 2009 Annual Report on Form 10-K.

Any forward-looking statement made by the company in this presentation is as of the date indicated. Factors or events that could cause the company’s actual results to differ may emerge from time to time, and it is not possible for the company to predict all of them. The company assumes no obligation to update any forward-looking statements contained in this presentation as a result of new information or future events or developments, except as may be required by law.

About Onvia, Inc.

For more than a decade Onvia has been a leading provider of Business-to-Government solutions in the United States, covering the broadest set of industries, projects and products at every level of government. Thousands of companies rely on Onvia’s customized information services to grow sales opportunities, understand buyer and seller activities, and research markets. For information, call 1-800-331-2320 or visit www.onvia.com. To view Economic Recovery-funded projects tracked by Onvia, visit www.recovery.org.

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Onvia, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

	March 31, 2010	December 31, 2009
	(Unaudited)
	(In thousands, except share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,663	$1,647
Short-term investments, available-for-sale	10,632	12,632
Accounts receivable, net of allowance for doubtful accounts of $103 and $119	2,805	1,687
Prepaid expenses and other current assets, current portion	577	716
Reimbursable tenant improvements	147	147
Security deposits, current portion	135	135

Total current assets	16,959	16,964

LONG TERM ASSETS:
Property and equipment, net of accumulated depreciation	1,613	1,226
Security deposits, net of current portion	134	269
Internal use software, net of accumulated amortization	6,987	6,615
Prepaid expenses and other assets, net of current portion	14	20

Total long term assets	8,748	8,130

TOTAL ASSETS	$25,707	$25,094

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,607	$1,585
Accrued expenses	899	1,268
Obligations under capital leases	—	6
Unearned revenue, current portion	11,939	11,275
Deferred rent, current portion	88	88

Total current liabilities	14,533	14,222

LONG TERM LIABILITIES:
Unearned revenue, net of current portion	562	270
Deferred rent, net of current portion	812	832

Total long term liabilities	1,374	1,102

TOTAL LIABILITIES	15,907	15,324

STOCKHOLDERS’ EQUITY:
Preferred stock; $.0001 par value: 2,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock; $.0001 par value: 11,000,000 shares authorized; 8,287,324 and 8,283,296 shares issued; and 8,287,298 and 8,283,270 shares outstanding	1	1
Treasury stock, at cost: 26 and 26 shares	—	—
Additional paid in capital	352,623	352,615
Accumulated other comprehensive income / (loss)	2	(3)
Accumulated deficit	(342,826)	(342,843)

Total stockholders’ equity	9,800	9,770

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$25,707	$25,094

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Onvia, Inc.

Condensed Consolidated Statements of Operations

Three Months Ended March 31, 2010 and March 31, 2009

(unaudited)

	Three Months Ended March 31,
	2010	2009
	(Unaudited)
	(In thousands, except per share data)
Revenue
Subscription	$6,025	$4,991
Content license	665	580
Management information reports	218	263
Other	79	53

Total revenue	6,987	5,887
Cost of revenue	1,064	1,225

Gross margin	5,923	4,662
Operating expenses:
Sales and marketing	3,782	3,480
Technology and development	900	734
General and administrative	1,240	1,081

Total operating expenses	5,922	5,295

Income / (loss) from operations	1	(633)
Interest and other income, net	16	2

Net income / (loss)	$17	$(631)

Unrealized gain on available-for-sale securities	5	—

Comprehensive income / (loss)	$22	$(631)

Basic net income / (loss) per common share	$0.00	$(0.08)

Diluted net income / (loss) per common share	$0.00	$(0.08)

Basic weighted average shares outstanding	8,284	8,248

Diluted weighted average shares outstanding	8,691	8,248

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Onvia, Inc.

Condensed Consolidated Statements of Cash Flows

Three Months Ended March 31, 2010 and March 31, 2009

(unaudited)

	Three Months Ended March 31,
	2010	2009
	(Unaudited)
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/(loss)	$17	$(631)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities:
Depreciation and amortization	689	394
Stock-based compensation	(29)	115
Change in operating assets and liabilities:
Accounts receivable	(1,118)	545
Prepaid expenses and other assets	145	249
Accounts payable	(99)	(212)
Accrued expenses	(354)	(113)
Unearned revenue	956	943
Deferred rent	(20)	(13)

Net cash provided by operating activities	187	1,277

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(312)	(27)
Additions to internal use software	(1,012)	(930)
Purchases of investments	(994)	—
Maturities of investments	2,999	—
Return of security deposits	135	135

Net cash provided by / (used in) investing activities	816	(822)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on capital lease obligations	(6)	(31)
Proceeds from exercise of stock options	19	—

Net cash provided by / (used in) financing activities	13	(31)

Net increase in cash and cash equivalents	1,016	424
Cash and cash equivalents, beginning of period	1,647	13,043

Cash and cash equivalents, end of period	$2,663	$13,467

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Unrealized gain on available-for-sale investments	$5	$—
Issuance of treasury stock for 401K matching contribution	$—	$(44)
Property and equipment additions in accounts payable	$(276)	$—
Internal use software additions in accounts payable	$(354)	$—

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